SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                     Form 8-K


                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      December 9, 2002
                                                 ___________________________


                                 ALICO, INC.
____________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                           0-261                          59-0906081
____________________________________________________________________________
(State or other jurisdiction     (Commission                  (IRS Employer
           of incorporation)      File Number)           Identification No.)


Post Office Box 338, La Belle, Florida                             33975
___________________________________________________________________________
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code      (863) 675-2966
                                                 _________________________
Item 5.  Other Events

   Incorporated by reference is a press release issued by the Registrant on December 9, 2002, attached as Exhibit 01, providing information concerning the Registrant's announcement of its disposition of land in Lee County, Florida.


Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release issued December 9, 2002.







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                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALICO, INC.
                                          (Registrant)



                                         /s/ L. Craig Simmons
December 9, 2002                     By__________________________________
__________________                          L. Craig Simmons, CFO &
Date                                        Vice-President
                                                    (Signature)



EXHIBIT INDEX


Exhibit
Number                           Description

01 Press release issued December 9, 2002 announcing sale of land in Lee
   County Florida and addition to previous land sale contract to the Ginn
   Company.































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FOR IMMEDIATE RELEASE

Contact:	Dick Klaas, Vice President
		Florida Real Estate Consultants Inc.
		(239) 643-2525


AGRI-INSURANCE COMPANY LTD. AMENDS ORIGINAL CONTRACT AND ENTERS INTO ADDITIONAL CONTRACT WITH THE GINN COMPANY

LABELLE, Fla. (Dec. 9, 2002) - Ben Hill Griffin III, Chief Executive Officer and Chairman of the Board of Alico Inc. (ALCO), announced today that Agri-Insurance Company Ltd., a wholly owned subsidiary of Alico Inc., has entered into a contract to sell 53 additional acres in Lee County, Florida to The Ginn Company. The contract sales price is $10.6 million. The property is located on the south side of Alico Road across from the planned Florida Gulf Coast Technology & Research Park. The company also announced an amendment to The Ginn Company's original contract adding 555 acres and bringing the total acreage in that contract to 5,139 acres. The additional acreage includes 500 acres on the north side of Alico Road adjacent to the land currently owned by the FGCU Foundation and 55 acres on the south side of Alico Road. The contract price of this additional acreage is $13.32 million. The property included in the contract amendment is part of the redevelopment master plan announced by the Ginn Company in August. Alico Inc. is an agribusiness company primarily engaged in the production of citrus, cattle, sugarcane, sod and forest products.